EXHIBIT 1

JOINT FILING AGREEMENT
 PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: June 11, 2018

CENTERBRIDGE CAPITAL PARTNERS, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P.

BY: CENTERBRIDGE ASSOCIATES, L.P., its general partner

BY: CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CCP CHAMPION INVESTORS, LLC

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE ASSOCIATES, L.P.

BY: CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE CAYMAN GP LTD.

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

BY: CCP SBS GP, LLC, its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CCP SBS GP, LLC

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

MARK T. GALLOGLY

/s/ Mark T. Gallogly
Mark T. Gallogly

JEFFREY H. ARONSON

/s/ Jeffrey H. Aronson
Jeffrey H. Aronson